Exhibit 5.1

+ 1 202 663 6000 (t)

+ 1 202 663 6363 (f)

wilmerhale.com

May 8, 2014

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, RI 02861

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Hasbro, Inc., a Rhode Island corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	senior debt securities (the “Senior Debt Securities”);

(ii)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iii)	common stock, par value $0.50 per share (the “Common Stock”);

(iv)	preference stock, par value $2.50 per share (the “Preference Stock”);

(v)	depositary shares representing a fractional interest in a share of Preference Stock (the “Depositary Shares”);

(vi)	contracts obligating the Company or a holder to purchase or sell Common Stock, Preference Stock, Depositary Shares or Debt Securities at a future date or dates (the “Purchase Contracts”);

(vii)	purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”); and

(viii)	warrants to purchase Debt Securities, Common Stock or Preference Stock (the “Warrants”);

Hasbro, Inc.

May 8, 2014

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to an indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of Nova Scotia Trust Company of New York. The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The shares of Preference Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as depositary and evidenced by depositary receipts, and the preferences, limitations and relative rights of such shares of Preference Stock will be set forth in a Certificate of Designations with respect thereto. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Restated Articles of Incorporation of the Company (as amended or restated from time to time, the “Articles of Incorporation”), the Amended and Restated Bylaws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) that any Depositary Agreement, Purchase Contract Agreement, Unit

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May 8, 2014

Agreement or Warrant Agreement will be governed by the laws of the State of New York; (iv) the Company is, and shall remain, validly existing as a corporation and in good standing under the laws of the State of Rhode Island; and (v) the accuracy of the opinion letter, dated May 8, 2014, of Tarrant Sibley, Esq. which is being filed as Exhibit 5.2 to the Registration Statement with respect to the valid existence and good standing of the Company and the validity, full payment and non-assessability of the Common Stock and Preference Stock.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Depositary Agreement, the Purchase Contract Agreement, the Unit Agreement and the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Hasbro, Inc.

May 8, 2014

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Depositary Shares, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to the Preference Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Rhode Island, and such Certificate of Designations has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; the depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Articles of Incorporation and Bylaws, (iv) the Depositary Shares have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the shares of Preference Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

3. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Purchase Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized,

Hasbro, Inc.

May 8, 2014

executed and delivered, (iii) the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Purchase Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner

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